UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

LeonaBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LONA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2026, LeonaBio, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Company had 9,393,514 shares of common stock, par value $0.0001 per share (the “common stock”), outstanding on May 1, 2026, the record date for the Annual Meeting. At the Annual Meeting, 7,908,604 shares of the Company’s common stock, or approximately 84.19% of the total shares entitled to vote, were present or represented by proxy, which constituted a quorum for the transaction of business.

The following sets forth the final results of the voting at the Annual Meeting, as certified by the independent inspector of elections for the Annual Meeting. The proposals considered at the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on May 11, 2026 (the “Proxy Statement”).

Proposal No. 1 – Election of Class III Directors

The stockholders elected the three candidates nominated by the Company’s Board of Directors (the “Board”) to serve as directors of the Company until the annual meeting of stockholders to be held in 2029 or until their successors are elected and qualified, or until their earlier death, resignation or removal. The following sets forth the results of the voting with respect to this proposal:

Nominees of the Board	For	Withhold	Broker Non-Votes
Kelly A. Romano	4,722,901	630,132	2,555,571
James A. Johnson	5,331,531	21,502	2,555,571
Natalie Holles	5,338,727	14,306	2,555,571

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
7,824,681	10,708	73,215	0

Proposal No. 3 – Approval, on an Advisory Basis, of Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
5,310,614	24,139	18,280	2,555,571

Proposal No. 4 – Approval, on an Advisory Basis, of Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers

The stockholders indicated, on an advisory basis, their preference for every 3 years as the frequency of holding future stockholder advisory votes on the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

2,288,358	7,909	3,052,542	4,224	2,555,571

Based on the results of the vote, and consistent with the Board’s recommendation, the Company has determined to hold a non-binding advisory vote regarding the compensation of its named executive officers every 3 years until the next required non-binding advisory vote on the frequency of holding future votes regarding the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeonaBio, Inc.

Date:	June 23, 2026	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer